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                                                                    EXHIBIT 99.2

                                  FORM OF PROXY

                              ELTRAX SYSTEMS, INC.
                    Proxy for Annual Meeting of Stockholders
                               _____________, 2000
              (This proxy is solicited by the Board of Directors of
                              Eltrax Systems, Inc.)

         The undersigned stockholder of Eltrax Systems, Inc. hereby appoints William P. O'Reilly and Clunet R. Lewis, and each of them, with full power of substitution, proxies to vote the shares of stock which the undersigned could vote if personally present at the Annual Meeting of Stockholders of Eltrax
Systems, Inc. to be held at       ,   .m., local time, on           , 2000, at
                             , and any adjournment or postponement thereof.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2, 3, 4, 5 AND 6.

         1. To consider and vote upon a proposal to approve the Second Amended and Restated Agreement and Plan of Merger, dated July 27, 2000, among Eltrax, Solemn Acquisition Corporation and Cereus Technology Partners, Inc. and the transactions it contemplates, including:

                  - the issuance of shares of Eltrax common stock to Cereus stockholders in the merger;

                  - the assumption of Cereus stock options and warrants and the conversion of those options and warrants into options and warrants to purchase shares of Eltrax common stock; and

                  -        the reconfiguration of Eltrax's board of directors.


         [    ] FOR               [    ] AGAINST              [    ] ABSTAIN


         2. To consider and vote upon a proposal to approve an amendment to Eltrax's Amended and restated articles of incorporation to increase the authorized common stock from 50,000,000 shares to 100,000,000 shares, par value $.01 per share.

         [    ] FOR               [    ] AGAINST              [    ] ABSTAIN


         3. To consider and vote upon a proposal to approve an amendment to Eltrax's articles of incorporation to change Eltrax's name
                  to          .

         [    ] FOR               [    ] AGAINST              [    ] ABSTAIN









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         4.       To consider and vote upon a proposal to adopt the 1999 Eltrax
                  Employee Stock Purchase Plan.

         [    ] FOR               [    ] AGAINST               [    ] ABSTAIN

         5. To elect five nominees to the Eltrax board of directors to serve until the earlier of the expiration of their terms or the consummation of the merger.

         [    ]  FOR all nominees

         or

         Nominee:                          FOR            AGAINST       WITHHOLD
         --------                          ---            -------       --------
         James C. Barnard                  [ ]              [ ]            [ ]
         Patrick J. Dirk                   [ ]              [ ]            [ ]
         William P. O'Reilly               [ ]              [ ]            [ ]
         Stephen E. Raville                [ ]              [ ]            [ ]
         William G. Taylor                 [ ]              [ ]            [ ]


         6. To transact such other business as may properly come before the Eltrax annual meeting or any adjournments or postponements thereof.

         [    ] FOR               [    ] AGAINST               [    ] ABSTAIN

         Please date and sign exactly as your name appears on the envelope in which this material was mailed. If shares are held jointly, each stockholder should sign. Executors, administrators, trustees, etc. should use full title and, if more than one, all should sign. If the stockholder is a corporation, please sign full corporate name by an authorized officer. If the stockholder is a partnership, please sign full partnership name by an authorized person.

         Receipt of the joint proxy statement/prospectus dated               ,
2000 is hereby acknowledged.

Dated:          , 2000

                                              --------------------------------


                                              --------------------------------
                                              Name(s) of Stockholder


                                              --------------------------------


                                              --------------------------------
                                              Signature(s) of Stockholder


---------------------                    --------------------
| VOTE BY TELEPHONE |                    | VOTE BY INTERNET |
---------------------                    --------------------
It's fast, convenient, and immediate!    It's fast, convenient, and your
Call Toll-Free on a Touch-Tone Phone     vote is immediately confirmed and
                   (               )     posted.
----------------    ---------------

Follow these four easy steps:            Follow these four easy steps:

1. Read the accompanying Proxy           1. Read the accompanying Proxy
   Statement/Prospectus and Proxy Card.     Statement/Prospectus and Proxy Card.

2. Call the toll-free number             2. Go to the Website
   For shareholders residing outside        www.
   the United States call collect on a          ------------------
   touch-tone phone.

3. Enter your 14-digit Voter Control     3. Enter your 14-digit Voter Control
   Number located on your Proxy Card        Number located on your Proxy Card
   above your name.                         above your name.

4. Follow the recorded instructions.     4. Follow the instructions provided.

YOUR VOTE IS IMPORTANT!                  YOUR VOTE IS IMPORTANT!
Call anytime!                            Go to www.                anytime!
                                                   ----------------

DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET